As filed with the Securities and Exchange Commission on August 17, 2011
Registration No. 333-166138

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROWDGATHER, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	7990	20-2706319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
Tel: (818) 435-2472
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjay Sabnani
CrowdGather, Inc.
20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
(818) 435-2472
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies of all correspondence to: Michael J. Muellerleile M2 Law Professional Corporation 500 Newport Center Drive, Suite 800 Newport Beach, California 92660 Tel: (949)706-1470/Fax: (949)706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

This Post-Effective Amendment No. 2 on Form S-1 to Form S-1 (File No. 333-166138), which was declared effective by the Securities and Exchange Commission April 29, 2010 (the “Registration Statement”), is being filed to deregister (i) all unsold shares of outstanding common stock, and (ii) all unsold shares of common stock underlying unexercised warrants of the registrant, CrowdGather, Inc., registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, California, on August 17, 2011.

CROWDGATHER, INC.

By:	/s/ Sanjay Sabnani
Sanjay Sabnani
Chief Executive Officer, President, Secretary, Director, (Principal Executive Officer)

By:	/s/ Gaurav Singh
Gaurav Singh
Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sanjay Sabnani	August 17, 2011
Sanjay Sabnani Chief Executive Officer, President, Secretary, Director (Principal Executive Officer)
/s/Gaurav Singh	August 17, 2011
Gaurav Singh Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)
/s/ Jonathan Dariyanani	August 17, 2011
Jonathan Dariyanani Director
/s/ James Sacks	August 17, 2011
James Sacks Director
/s/ Chuck Timpe	August 17, 2011
Chuck Timpe Director